Exhibit 16.1

December 20, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:    UNIVERSAL BIOENERGY, INC.

This is to confirm that the client-auditor relationship between Universal Bioenergy, Inc. and Murrell, Hall, McIntosh & Co., PLLP ceased as of December 20, 2007 in regards to all accounting and auditing services and all quarterly reports up through and including December 20, 2007. For the period from original retention to July 31, 2007, and from the subsequent interim period through Murrell, Hall, McIntosh & Co., PLLP’s dismissal on December 20, 2007, there has been no disagreement between the Company and Murrell, Hall, McIntosh & Co., PLLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Murrell, Hall, McIntosh & Co., PLLP would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

MURRELL, HALL, MCINTOSH & CO., PLLP

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December 20, 2007